Exhibit 99.1

China HGS Reports First Quarter of Fiscal Year 2018 Results

HANZHONG, CHINA – February 12, 2018 – China HGS Real Estate Inc. (NASDAQ: HGSH) (“China HGS” or the “Company”), a leading regional real estate developer headquartered in Hanzhong City, Shaanxi Province, China, today reported its financial results for the first quarter of fiscal 2018 ended December 31, 2017 with the U.S. Securities and Exchange Commission. An electronic copy of the quarterly report on Form 10-Q can be accessed on the SEC's website at www.sec.gov

Highlights for the quarter

●	Total revenues for the first quarter of fiscal 2018 were approximately $14.4 million, an increase of 62.4% from approximately $8.9 million in the same quarter of fiscal 2017 due to more gross floor area sold during the current quarter.

●	Net income for the first quarter of fiscal 2018 totaled approximately $1.2 million, an increase of approximately 58.1% from the net income of approximately $0.8 million in the same period of last year.

●	Basic and diluted net earnings per share (“EPS”) attributable to shareholders for the first quarter of fiscal 2018 were $0.03, compared to $0.02 for the same quarter last year.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All "forward-looking statements" relating to the business of China HGS Real Estate Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: the uncertain market for the Company's business, macroeconomic, technological, regulatory, or other factors affecting the profitability of real estate business; and other risks related to the Company's business and risks related to operating in China. Please refer to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. The Company's actual results could differ materially from those contained in the forward-looking statements. The Company undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

About China HGS Real Estate, Inc.

China HGS Real Estate, Inc. (NASDAQ: HGSH), founded in 1995 and headquartered in Hanzhong City, Shaanxi Province, is a leading real estate developer in the region and holds the national grade I real estate qualification. The Company focuses on the development of high-rise, sub-high-rise residential buildings and multi-building apartment complexes in China's Tier 3 and Tier 4 cities and counties with rapidly growing populations driven by increased urbanization. The Company provides affordable housing with popular and modern designs to meet the needs of multiple buyer groups. The Company’s development activity spans a range of services, including land acquisition, project planning, design management, construction management, sales and marketing, and property management. For further information about China HGS, please go to www.chinahgs.com.

Company contact:

Randy Xiong, President of Capital Market
China Phone: (86) 091-62622612

Email: randy.xiong@chinahgs.com

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	December 31,	September 30,
	2017	2017
ASSETS
Current assets:
Cash	$2,694,175	$2,109,043
Restricted cash	2,829,885	2,607,561
Cost and earnings in excess of billings	13,824,303	12,673,349
Real estate property development completed	74,949,264	79,233,948
Real estate property under development	85,651,923	87,126,402
Other current assets	1,324,113	1,529,698
Total current assets	181,273,663	185,280,001
Property, plant and equipment, net	822,449	825,833
Real estate property development completed, net of current portion	1,417,879	1,386,552
Security deposits	8,758,019	8,564,517
Real estate property under development, net of current portion	192,625,450	180,667,276
Due from local government for real estate property development completed	2,994,573	2,928,410
Total Assets	$387,892,033	$379,652,589
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Other loans	$40,190,277	$28,545,233
Accounts payable	22,844,020	24,047,980
Other payables	4,226,994	3,897,093
Construction deposits	2,010,536	1,966,115
Billings in excess of cost and earnings	4,779,693	4,247,477
Customer deposits	25,671,051	24,613,864
Shareholder loan	2,191,312	2,304,632
Accrued expenses	3,131,407	3,158,432
Taxes payable	17,587,026	17,259,202
Total current liabilities	122,632,316	110,040,028
Deferred tax liabilities	322,918	170,950
Tax payable - long term	5,236,559	5,120,862
Customer deposits, net of current portion	2,366,937	2,314,641
Other long term loan payable, less current portion	89,151,908	98,797,447
Construction deposits, net of current portion	1,342,770	1,319,295
Total liabilities	221,053,408	217,763,223
Commitments and Contingencies
Stockholders' equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 45,050,000 shares issued and outstanding December 31, 2017 and September 30, 2017	45,050	45,050
Additional paid-in capital	129,868,072	129,853,172
Statutory surplus	9,142,899	9,142,899
Retained earnings	27,548,302	26,343,030
Accumulated other comprehensive income (loss)	234,302	(3,494,785)
Total stockholders' equity	166,838,625	161,889,366
Total Liabilities and Stockholders' Equity	$387,892,033	$379,652,589

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

	Three months ended December 31,
	2017	2016
Real estate sales	$14,447,571	$8,897,854
Less: Sales tax	(25,216)	(112,602)
Cost of real estate sales	(12,000,541)	(7,061,035)
Gross profit	2,421,814	1,724,217
Operating expenses
Selling and distribution expenses	316,742	146,234
General and administrative expenses	357,429	472,730
Total operating expenses	674,171	618,964
Operating income	1,747,643	1,105,253
Interest expense	(128,621)	(121,123)
Income before income taxes	1,619,022	984,130
Provision for income taxes	413,750	221,998
Net income	1,205,272	762,132
Other Comprehensive income (loss)
Foreign currency translation adjustment	3,729,087	(6,225,991)
Comprehensive income (loss)	$4,934,359	$(5,463,859)
Basic and diluted income per common share
Basic and diluted	$0.03	$0.02
Weighted average common shares outstanding
Basic and diluted	45,050,000	45,050,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

CHINA HGS REAL ESTATE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three months ended December 31,
	2017	2016
Cash flows from operating activities
Net income	$1,205,272	$762,132
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred tax provision	145,714	-
Depreciation	412,078	15,962
Stock based compensation	14,900	14,900
Changes in assets and liabilities:
Restricted cash	(160,771)	323,605
Cost and earnings in excess of billings	(850,656)	(2,049,151)
Real estate property development completed	5,976,747	7,061,036
Real estate property under development	(4,361,705)	(21,981,341)
Other current assets	236,266	(522,767)
Accounts payables	(1,719,070)	(1,287,068)
Other payables	237,946	(7,695)
Billings in excess of cost and earnings	429,205	(19,812)
Customer deposits	492,982	756,670
Construction deposits	(6,230)	(425,264)
Accrued expenses	(86,445)	(112,531)
Taxes payable	(61,119)	150,497
Net cash provided by (used in) operating activities	1,905,114	(17,320,827)

Cash flow from investing activities
Purchases of fixed assets	(390,392)	-
Net cash used in investing activities	(390,392)	-

Cash flow from financing activities
Net repayments of shareholder loan	(122,484)	-
Repayments of bank loans	(863,438)	-
Proceeds from other loans	-	21,488,076

Net cash provided by (used in) financing activities	(985,922)	21,488,076

Effect of changes of foreign exchange rate on cash	56,332	(319,414)
Net increase in cash	585,132	3,847,835
Cash, beginning of period	2,109,043	6,401,237
Cash, end of period	$2,694,175	$10,249,072
Supplemental disclosures of cash flow information:
Interest paid	$1,481,263	$1,374,159
Income taxes paid	$98,906	$170,567

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3